Exhibit (c)(6)
Exhibit (c)(6) Discussion Materials for BlueLinx Holdings Inc. Special Committee Preliminary Valuation Analysis Strictly Confidential PRELIMINARY DRAFT SUBJECT TO REVISION

Disclaimer This presentation was prepared by Citadel Securities LLC (“Citadel”). This presentation is for discussion purposes only, and is designed for use by specific persons familiar with the business and affairs of the company. This presentation is being furnished and should be considered only in connection with other information, oral or written, being provided by Citadel in connection herewith. In providing this presentation, Citadel has relied upon, without independent verification, information that is publicly available, including prevailing financial and market conditions as of the date hereof, and upon information provided by or on behalf of the company and its management, all of which are subject to material change. Citadel does not warrant the completeness or accuracy of any of the information contained herein, and does not assume any responsibility for independent verification of any of the information contained herein, including any forecasts or projections set forth herein. Citadel assumed, without independent verification, that such forecasts and projections have been reasonably prepared on bases reflecting the best currently estimates and judgments of management (or with respect to forecasts and projections obtained from public sources, represent reasonable estimates). Citadel and its affiliates expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. In addition, Citadel assumes no obligation to update or correct any of the information contained herein. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Nothing contained herein should be deemed to be a recommendation from Citadel to any party to enter into any transaction or to take any course of action. The recipient of this report must make its own independent decisions regarding any securities or financial instruments mentioned herein. Citadel is not an expert on, and does not render opinions regarding legal, accounting, regulatory or tax matters. We recommend that the special committee seek independent third party legal, accounting, regulatory and tax advice regarding the contents of this document. Neither this presentation nor any of its contents may be summarized, excerpted from, disclosed publicly or made available to any third parties or used for any other purpose without the prior written consent of Citadel.

Table of Contents I. Situation Overview II. Summary of Management Projections III. Public Benchmarks of Value IV. Summary Valuation Analysis V. Detailed Valuation Analysis A. Comparable Company Analysis B. Precedent Transaction Analysis C. Discounted Cash Flow Analysis Appendix

I. Situation Overview

Situation Overview » Citadel Securities LLC (“Citadel”) appreciates the opportunity to update the Special Committee of BlueLinx Holdings Inc. (“BlueLinx”) on our preliminary review of the tender offer by Cerberus APB Investor LLC (“CAI”) to acquire all outstanding shares not owned by CAI » CAI formally launched their tender offer for all outstanding shares of common stock not owned by CAI for $3.40 per share on August 2, 2010 • The tender offer will remain outstanding until August 27, 2010, unless CAI elects to extend the offer • BlueLinx has until August 13, 2010 to file a Solicitation Recommendation Statement on Schedule 14D-9 that must contain the Special Committee’s position (or indicate “no position”) with respect to CAI’s offer • The share price has remained above the proposed offer price since CAI’s announcement on July 22, 2010 » Citadel met with the management team of BlueLinx on July 28th and 29th, 2010 and has reviewed the three financial projection scenarios provided by management • The financial projections are primarily based on projected annual U.S. housing starts, revenue per housing start, and fixed and variable cost assumptions • The financial projection scenarios provided by management to Citadel are more conservative in 2011 – 2014 than the projections provided to CAI in April 2010 and disclosed in the tender offer documents filed with the SEC» The more conservative projections reflect the downward revision in housing starts by public sources • The financial projection scenarios provided by management to Citadel are more aggressive than the two scenarios prepared by CAI and disclosed in the tender offer documents filed with the SEC » We have prepared our preliminary valuation analysis. Our preliminary valuation analysis was based on three methodologies: • Comparable company analysis • Precedent transaction analysis • Discounted cash flow analysis » Pursuant to the instructions received by the Special Committee, Citadel has also contacted three strategic companies (“Party A”, “Party B” and “Party C”) to determine their level of interest in acquiring a minority stake in BlueLinx. We have sent a non-disclosure and standstill agreement to Party A, Party B declined interest and we are waiting to hear back from Party C »In addition, we intend to continue to refine our valuation analysis and research other potential sources of value, including BlueLinx’s extensive real estate portfolio » Citadel still has a significant amount of work to complete, and, as we refine our analysis, we will continue to update the Special Committee on our progress

Q2 2010 Earnings Preview Sales Cost of Goods Sold Gross Profit Gross Margin % Operating Expenses SG&A D&A Total Operating Expenses Operating Income Interest Expense Other Expense/(Income) Income before Tax Tax Expense/(Benefit) Changes associated with the ineffective interest rate swap $540.9 476.8 64.1 11.9% 57.1 3.4 60.5 3.6 8.2 (1.2) -(3.4) — $550.6 483.1 67.5 12.3% 59.2 4.2 63.4 4.1 7.2 —(3.1) (1.2) $ (9.7) (6.3) (3.4) -0.4% 2.1 0.8 2.9 (0.5) (1.0) 1.2 -(0.3) 1.2 Pricing pressures impacted Q2 sales vs. volume Analyst not reflecting uneconomical swap agreement Analyst has applied a full tax rate credit for pre-tax earnings Net Income/(Loss) $ (3.4) $ (1.9) $ (1.5) Diluted EPS before Charges $ (0.11) $ (0.06) $ (0.05) Source: Draft Q2 2010 10-Q provided by Company management on July 27, 2010

II. Summary of Management Projections

Management Projections Scenario Overview » Management has developed three financial forecast scenarios for 2010E to 2015E with the main assumptions set out below » We have conducted a valuation analysis on each of the scenarios for comparative purposes Management Downside Case 2010 2012 2015 Management Base Case 2010 2012 2015 Management Upside Case 2010 2012 2015 575 900 1,400 $1,857.3 $2,851.2 $4,705.4 $3.2 $3.2 $3.4 $222.5 $335.0 $552.9 11.98% 11.75% 11.75% $(1.4) $48.9 $186.7 (0.10)% 1.71% 3.97% 619 669 724 $5.2 $10.0 $12.0 20.6 46.1 48.2 NOL Balance of $13.2mm as of 07/03/2010 and utilization of NOL balance through 2014; full tax payer at 39% in 2015 601 950 1,450 $1,939.0 $3,009.6 $4,873.5 $3.2 $3.2 $3.4 $232.3 $298.2 $353.6 11.98% 11.75% 11.75% $8.5 $61.7 $201.6 0.44% 2.05% 4.14% 619 669 724 $5.2 $10.0 $12.0 20.6 29.8 48.2 NOL Balance of $13.2mm as of 07/03/2010 and utilization of NOL balance through 2013; full tax payer at 39% in 2014 and 2015 625 1,000 1,500 $2,018.8 $3,168.0 $5,041.5 $3.2 $3.2 $3.4 $241.8 $372.2 $592.4 11.98% 11.75% 11.75% $18.0 $72.3 $216.7 0.89% 2.28% 4.30% 619 695 724 $5.2 $10.0 $12.0 20.6 24.7 48.2 NOL Balance of $13.2mm as of 07/03/2010 and utilization of NOL balance through 2013; full tax payer at 39% in 2014 and 2015

Comparison of Projections: Management vs. CAI ($ in millions) Fiscal Year Ended December 31, 2010 2011 2012 2013 2014 2015 Housing Starts (‘000s) Management Downside Case 575 725 900 1,050 1,200 1,400 Management Base Case 601 825 950 1,125 1,250 1,450 Management Upside Case 625 900 1,000 1,200 1,300 1,500 CAI Base Case 625 625 750 850 1,200 NA CAI Upside Case 625 750 850 1,200 1,300 NA Revenue Per Start Management Downside Case $3.23 $3.08 $3.17 $3.26 $3.36 $3.36 Management Base Case 3.23 3.08 3.17 3.26 3.36 3.36 Management Upside Case 3.23 3.08 3.17 3.26 3.36 3.36 CAI Base Case $2.91 $2.91 $2.91 $2.97 $3.03 NA CAI Upside Case 2.91 2.91 2.97 3.03 3.09 NA Revenue Management Downside Case $1,857.3 $2,230.1 $2,851.2 $3,426.2 $4,033.2 $4,705.4 Management Base Case 1,939.0 2,537.7 3,009.6 3,670.9 4,201.3 4,873.5 Management Upside Case 2,018.8 2,768.4 3,168.0 3,915.6 4,369.3 5,041.5 CAI Base Case $1,820.1 $1,820.1 $2,184.1 $2,525.1 $3,636.5 NA CAI Upside Case 1,820.1 2,184.1 2,525.1 3,636.5 4,018.7 NA EBITDA Management Downside Case ($1.4) $11.1 $48.9 $89.2 $137.2 $186.7 Management Base Case 8.5 32.5 61.7 108.5 151.9 201.6 Management Upside Case 18.0 47.2 72.3 127.0 166.0 216.7 CAI Base Case ($9.6) ($15.5) $3.5 $24.9 $105.6 NA CAI Upside Case (9.6) 12.2 28.4 107.7 127.8 NA Working Capital Increase / (Decrease) Management Downside Case $20.6 $1.6 $46.1 $30.2 $58.0 $48.2 Management Base Case 20.6 28.5 29.8 35.6 52.8 48.2 Management Upside Case 20.6 44.1 24.7 47.1 42.6 48.2 CAI Base Case $5.8 — ($8.9) ($8.9) ($88.3) NA CAI Upside Case 5.8 (8.9) (48.6) (73.0) (14.6) NA Source: Company Management and Public filings

Housing Starts Forecasts Case Summary 2010 2011 2012 2013 2014 2015 (‘000s) Management Downside 575 725 900 1050 1200 1400 Management Base 601 825 950 1125 1250 1450 Management Upside 625 900 1000 1200 1300 1500 CAI Base 625 625 750 850 1200 CAI Upside 625 750 850 1200 1300 Forecast Sources: Avg. Excl Wachovia/ July-2010 Avg. Bounds Median RISI NAHB (1) NAR Freddie-Mac Wells (1) RBC GS APA 2010 641 642 639 620 647 679 660 580 665 629 630 2011 876 883 862 710 938 965 1000 850 884 838 835 Avg. Excl Wachovia/ March-2010 Co. Model Avg. Bounds Median RISI NAHB NAR Freddie-Mac Wells RBC GS APA 2010 650 719 708 689 840 697 758 780 660 680 669 665 2011 900 1,019 1,015 1,018 1260 1041 1064 1200 800 894 894 995 Source: Company Management and filings (1) Per July 20, 2010 APA Housing Starts reports

III. Public Benchmarks of Value

BlueLinx Trading Performance Since IPO 12/14/04 1/27/06 3/15/07 4/29/08 6/12/09 7/30/10 Sources: FactSet

BlueLinx Research Perspectives Goldman Sachs $2.2 $47.1 ($0.95) ($0.15) $4.00 Neutral 07/15/10 Terminated coverage on 07/15/2010 D.A. Davidson & Co. 14.1 47.1 (0.59) 0.07 5.00 Buy 05/07/10 Mean $8.2 $47.1 ($0.77) ($0.04) $4.50 Sources: Thomson One and Wall Street research

BlueLinx Shares Traded Analysis Current Price (as of 7/30/2010): $3.71 60% 50% 50% 40% 40% 30% % of total % of total % of total 30% 20% 20% 10% 10% 0% 0% Low: $3.40 VWAP: $3.73 High: $3.96 Low: $2.24 VWAP: $3.29 High: $3.96 1,534,030 shares traded (14% of free float) 2,527,610 shares traded (22% of free float) 70% 50% 57.7% 60% 40% 35.7% 50% 16.0% 20% 13.5% 10.1% 10% 10% 1.9% 2.6% 0% 0% $2.00 — $2.40 $2.40 — $2.80 $2.80 — $3.20 $3.20 — $3.60 $3.60 — $4.00 $2.00 — $3.00 $3.00 — $4.00 $4.00 — $5.00 $5.00 — $6.00 $6.00 — $7.00 Low: $2.24 VWAP: $3.22 High: $3.96 Low: $2.24 VWAP: $3.93 High: $6.32 4,286,430 shares traded (38% of free float) 11,312,230 shares traded (100% of free float) 30% 25.4% % of total 40% 18.8% 18.1% 30% 20% Source: Capital IQ Note: VWAP means volume weighted average price

PRELIMINARY DRAFT – SUBJECT TO REVISION BlueLinx Shareholder Analysis Top Shareholders % of Total Current Market Value Current Rank Investor Shares ($ actual) Shares Out 1 Cerberus Capital Management, L.P. 18,100,000 $67,151,000 55.4% 2 Dimensional Fund Advisors LP 1,348,816 5,004,107 4.1 3 Regent Street Capital L.L.C. 1,233,709 4,577,060 3.8 4 Stadium Capital Management, LLC 1,219,363 4,523,837 3.7 5 HSBC Global Asset Management (UK) Limited 1,124,500 4,171,895 3.4 6 The Vanguard Group, Inc. 395,366 1,466,808 1.2 7 BlackRock, Inc. 339,532 1,259,664 1.0 8 Exis Capital Management, Inc. 333,332 1,236,662 1.0 9 Renaissance Technologies Corp. 316,000 1,172,360 1.0 10 State Street Global Advisors, Inc. 162,266 602,007 0.5 11 Davidson Investment Advisors, Inc. 121,754 451,707 0.4 12 Goldman Sachs Asset Management, L.P. 116,288 431,428 0.4 13 Northern Trust Global Investments 110,912 411,484 0.3 14 The Bank of New York Mellon Corp. 59,968 222,481 0.2 15 JPMorgan Asset Management Holdings Inc. 59,000 218,890 0.2 Top 15 Holders 25,040,806 $92,901,390 76.6% Other Institutions 490,562 $1,819,985 1.5% 1 2 3 4 5 6 7 8 Total Institutional Holders Judd, George R. Cohen, Howard S. Goforth, Howard Douglas McElrea, Charles H. Adelman, Dean A. Grant, Richard S. Whitaker, Kent Schumacher, Alan H. Other Insiders Total Insiders Implied Retail and Others 25,531,368 1,323,798 900,000 383,069 350,000 287,611 10,000 9,400 7,750 -3,271,628 3,873,566 $94,721,375 $4,911,291 3,339,000 1,421,186 1,298,500 1,067,037 37,100 34,874 28,753 -$12,137,740 $14,370,930 78.1% 4.1% 2.8 1.2 1.1 0.9 0.0 0.0 0.0 0.0 10.0% 11.9% Ownership Breakdown Retail and Other11.9% Insiders 10.0% Other Institutional 1.5% Top 15 Institutional 76.6% Total 32,676,562 $121,230,045 100.0% Sources: Company filings, Capital IQ

PRELIMINARY DRAFT – SUBJECT TO REVISION

BlueLinx Shareholder Momentum

Rank	Institution	Investment Style	Est. Cost Basis LIFO	Est. Cost Basis FIFO	% of Total	Shares Held As of: 3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
1	Cerberus Capital Management, L.P.	Blend	NA	NA	55.4%	18,100,000	18,100,000	18,100,000	18,100,000	18,100,000	18,100,000	18,100,000	18,100,000
2	Dimensional Fund Advisors LP	Blend	7.92	6.32	4.1	1,348,816	1,453,068	1,474,690	1,577,088	1,587,819	1,585,490	1,309,239	1,142,797
3	Regent Street Capital L.L.C.	Deep Value	2.74	2.74	3.8	1,233,709	1,233,709	1,233,709	1,233,709	1,233,709	1,233,709	-	-
4	Stadium Capital Management, LLC	Blend	6.53	3.84	3.7	1,219,363	1,201,761	1,201,761	1,134,884	768,120	593,837	593,437	2,118,263
5	HSBC Global Asset Management (UK) Limited	Growth	2.74	2.74	3.4	1,124,500	1,124,500	1,124,500	1,124,500	1,124,500	1,124,500	-	-
6	The Vanguard Group, Inc.	GARP	11.88	11.37	1.2	395,365	383,580	381,827	375,658	362,307	361,923	358,823	355,623
7	BlackRock, Inc.	GARP	3.21	3.15	1.0	339,532	426,573	13,144	15,114	2,000	2,000	2,000	2,000
8	Exis Capital Management, Inc.	Growth	3.30	3.30	1.0	333,332	-	-	-	-	-	-	-
9	Renaissance Technologies Corp.	Growth	7.05	4.73	1.0	316,000	328,000	339,700	300,800	290,300	394,700	337,300	132,800
10	State Street Global Advisors, Inc.	GARP	5.80	3.96	0.5	162,266	171,415	184,265	115,500	50,550	44,980	90,095	96,770
11	Davidson Investment Advisors, Inc.	Growth	3.21	3.21	0.4	121,754	69,754	-	-	-	-	-	37,200
12	Goldman Sachs Asset Management, L.P.	Growth	4.08	4.26	0.4	116,288	116,288	142,535	13,935	13,935	13,935	-	-
13	Northern Trust Global Investments	GARP	5.00	4.77	0.3	110,912	109,220	106,939	42,126	15,231	15,066	15,795	65,924
14	The Bank of New York Mellon Corp	GARP	9.91	8.93	0.2	59,968	59,663	60,276	60,990	50,707	49,865	42,865	42,865
15	JPMorgan Asset Management Holdings Inc.	Growth	3.14	3.14	0.2	59,000	62,475	27,167	30,375	-	-	-	179,700
16	D. E. Shaw Investment Management, L.L.C.	Growth	6.91	4.42	0.2	58,639	86,795	92,812	104,704	149,704	135,104	130,185	86,649
17	Numeric Investors LLC	GARP	10.55	6.22	0.2	55,405	63,805	79,565	88,305	94,100	97,000	143,100	106,000
18	California Public Employees' Retirement System	GARP	5.87	3.15	0.2	55,000	138,100	57,600	31,600	32,400	63,200	38,800	38,100
19	New Zealand Superannuation Fund	Value	7.27	6.36	0.2	49,600	49,600	49,600	49,600	56,268	56,268	56,268	56,268
20	Parametric Portfolio Associates LLC	GARP	2.90	3.09	0.2	49,347	59,111	28,177	26,677	14,431	-	55,295	59,059
	Total Shares (Top 20 Institutional)					25,308,797	25,237,417	24,698,267	24,425,565	23,946,081	23,871,577	21,273,202	22,620,018
	% Outstanding					77.5%	77.2%	75.6%	74.7%	73.3%	73.1%	65.1%	69.2%
	Volume Weighted Average Price					$3.30	$3.15	$4.26	$3.12	$2.20	$2.74	$5.45	$4.85

Increase   Neutral   Decrease

Source: Capital IQ

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IV. Summary Valuation Analysis

PRELIMINARY DRAFT – SUBJECT TO REVISION

Valuation Methodology Overview

Citadel has been asked to provide a valuation of BlueLinx for the Special Committee. Citadel has utilized three generally accepted valuation methods for assessing the implied Total Enterprise Value ("TEV") of the Company: (1) Comparable Company Analysis; (2) Precedent Transactions Analysis; and (3) Discounted Cash Flow Analysis

Comparable Company Analysis

- The value of a company is estimated based on the implied valuations of other publicly traded companies with relatively similar operating and financial characteristics
- Citadel's analysis of the selected companies includes a review of the financial information of each company in the peer group as well as an assessment of, among other things, scale of business, cyclical nature of revenues, growth prospects and product mix
  - Citadel made certain qualitative judgments concerning differences between the characteristics of BlueLinx and the comparable companies in the peer group
- Upon selecting an appropriate peer group, Citadel determined the TEVs and calculated the implied multiples of Mid-cycle EBITDA, 2010E EBITDA, 2011E EBITDA

Precedent Transactions Analysis

- The value of a company is estimated by examining publicly disclosed information in two categories of transactions:
  - Reviewing M&A transactions of comparable companies and analyzing the TEV as a multiple of Mid-cycle EBITDA (for BlueLinx, defined as average of 2004 -2009 EBITDA adjusted for one-time charges including expenses on the Georgia-Pacific transactions and restructuring charges). A range of these multiples is then applied to BlueLinx's Mid-cycle EBITDA to arrive at an estimate of implied TEV
  - Reviewing similar minority squeeze-out transactions and analyzing the premia paid on the target company's share price. A range of these premia is then applied to BlueLinx's share price on dates prior to the tender offer announcement to arrive at the implied equity value per share
- This methodology requires qualitative judgments since each transaction occurs under unique circumstances and involves assets with specific and unique characteristics
- Given cyclicality of this industry, the limited number of public transactions over the past 10 years and lack of transfer of control, the Precedent Transactions Analysis is viewed as a less relevant indication of value

Discounted Cash Flow Analysis (DCF)

- The DCF analysis estimates the value of an asset or business by ascertaining the present value of expected future cash flows to be generated by the business
- The cash flows analyzed include the value of unlevered free cash flows over the forecast period, plus a terminal value to account for the theoretical future value of the business beyond the forecast period, discounted to the present at a weighted average cost of capital commensurate with the risk of the cash flows
  - The terminal value is computed by applying a Mid-cycle EBITDA of comparable companies and precedent transactions on BlueLinx's forecasted Mid-cycle EBITDA
- Citadel used Management Projections for the 2010E – 2015E period to derive projected unlevered free cash flows and discounted these cash flows, and the estimated terminal value, at BlueLinx's theoretical weighted average cost of capital (WACC)

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Valuation Summary 52 Week Range Analyst Estimates Historical Mid-Cycle Multiple Fwd. ‘09 -’15Mid-Cycle EBITDA Downside Case Base Case Upside Case EBITDA Multiples Premia Paid Downside Case Base Case Upside Case $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00

Analysis At Various Prices BXC | 1 Day CAI Current | Pre Ann. Offer Illustrative Transaction Price | Stock Price (07/30/10) $3.71 | $2.51 $3.40 $3.75 $4.00 $4.25 $4.50 Premium NA | (32.3%) (8.4%) 1.1% 7.8% 14.6% 21.3% % 52 Week High ($6.32) 58.7% | 39.7% 53.8% 59.3% 63.3% 67.2% 71.2% % 52 Week Low ($2.24) 165.6% | 112.1% 151.8% 167.4% 178.6% 189.7% 200.9% | Premium Prior to Announcement ($2.51 on 7/21/10) | 1 Day ($2.51) 47.8% | 0.0% 35.5% 49.4% 59.4% 69.3% 79.3% 1 Week ($2.85) 30.2% | (11.9%) 19.3% 31.6% 40.4% 49.1% 57.9% 2 Weeks ($2.87) 29.3% | (12.5%) 18.5% 30.7% 39.4% 48.1% 56.8% 1 Month ($3.07) 20.8% | (18.2%) 10.7% 22.1% 30.3% 38.4% 46.6% 60 Day ($5.24) (29.2%) | (52.1%) (35.1%) (28.4%) (23.7%) (18.9%) (14.1%) 90 Day ($3.96) (6.3%) | (36.6%) (14.1%) (5.3%) 1.0% 7.3% 13.6% | Equity Value $129.9 | $87.9 $119.0 $131.3 $140.0 $148.8 $157.5 Plus: Debt @ 7/3/2010 (1) 448.9 | 448.9 448.9 448.9 448.9 448.9 448.9 Less: Cash @ 7/3/2010 (2) (44.8) | (44.8) (44.8) (44.8) (44.8) (44.8) (44.8) Enterprise Value $533.9 | $491.9 $523.0 $535.3 $544.1 $552.8 $561.6 | Financial | Statistic (3) | Implied Transaction Multiples | | Enterprise Value / EBITDA | 2010E Downside Case ($1.4) NM | NM NM NM NM NM NM 2010E Base Case 8.5 63.1x | 58.1x 61.8x 63.3x 64.3x 65.3x 66.4x 2010E Upside Case 18.0 29.7 | 27.3 29.1 29.8 30.2 30.7 31.2 | 2011E Downside Case $11.1 48.2x | 44.4x 47.2x 48.3x 49.1x 49.9x 50.7x 2011E Base Case 32.5 16.4 | 15.1 16.1 16.4 16.7 17.0 17.3 2011E Upside Case 47.2 11.3 | 10.4 11.1 11.4 11.5 11.7 11.9 Source: Company Management and filings Note: Fully Diluted Share count of 35.0mm shares (1) Debt of $448.9mm excludes unfunded pension liability of $17.0mm (2) Cash of $44.8 includes restricted cash in escrow for mortgage liability of $26.0mm (3) Mid-cycle EBITDA calculated as the average EBITDA from 2004 -2009. 2010E and 2011E EBITDA per management

Overview of Other Factors Impacting Value » The following additional factors have been included in our analysis » As of Q2 2010, BlueLinx has an unfunded pension liability of $17.0mm • Although there is no need to fund these obligations at the closing of any potential transaction, these unfunded liabilities are implicitly a factor impacting transaction value as they are considered ‘debt-like’ » In June 2006, BlueLinx entered into an Interest Rate Swap agreement related to the variable rate revolving credit facility • Swap agreement is in place through April 2011 • Notional amount of $150.0mm • BlueLinx receives monthly interest at 30 day LIBOR and pays a fixed rate of 5.4% » Swap agreement is currently ineffective since the Company reduced its borrowings under the credit facility » As of Q2 2010, the fair market value of the swap liability is $6.2mm • Although there is no need to fund this obligation at the closing of any potential transaction, there is a direct negative cash flow impact on BlueLinx’s performance and therefore implicitly affects valuation » As of Q2 2010, the Company had an NOL balance of $13.2mm • As a result, the Company is not projected to pay cash taxes until 2013 in the base case and upside case, and 2014 in the downside case Source: Company Management

V. Detailed Valuation Analysis

A. Comparable Company Analysis

PRELIMINARY DRAFT – SUBJECT TO REVISION

Comparable Company Analysis Overview

Citadel selected a group of comparable companies and identified an appropriate range of valuation multiples to calculate the estimated TEV for BlueLinx

- The comparable companies analysis establishes a benchmark for asset valuation by deriving the value of publicly traded "comparable" companies. After analyzing BlueLinx's business operations and industry, a universe of companies is complied from various sources including database research, industry review, discussions with management and Citadel's knowledge of the industry
  - A key factor to this approach is the selection of companies with relatively similar business and operational characteristics. Criteria for selecting comparable companies include, among other things:
    - Scale of business
    - Cyclical nature of revenues
    - Growth prospects
    - Product mix
- The selection of truly comparable companies is often difficult and subject to interpretation. The underlying concept, however, is to develop a premise for relative value, which when coupled with other approaches, presents a foundation for determining TEV
- Valuation multiples for each comparable company were calculated. Common valuation multiples include TEV as a multiple of forward annual EBITDA, historical and forward Mid-cycle EBITDA (Mid-cycle EBITDA is usually considered the most relevant valuation multiple for cyclical building products, manufacturing and distribution companies)
  - For the universe of companies Citadel focused on 2004 to 2009 to arrive at historical Mid-cycle multiples; 2010E and 2011E EBITDA multiples
  - For BlueLinx, historical Mid-cycle EBITDA defined as average of 2004-2009 EBITDA (adjusted for one-time charges including expenses on the Georgia-Pacific transactions and restructuring charges), and forward Mid-cycle EBITDA defined as average of 2009E-2015E EBITDA
- Citadel believes that public market comparables analysis should not be entirely based on quantitative mechanics. Citadel, as a result, made qualitative judgments concerning differences between, among other relevant characteristics, the financial, operating and business characteristics of BlueLinx and its selected comparable public companies

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PRELIMINARY DRAFT – SUBJECT TO REVISION

Comparable Company Analysis

Company	Price as of 7/30/10	Market Value	Enterprise Value[1]	TEV / Adjusted EBITDA[3] Mid-Cycle[2]	TEV / Adjusted EBITDA[3] 2010E[4]	TEV / Adjusted EBITDA[3] 2011E[4]	Price / Earnings[4] 2010E	Price / Earnings[4] 2011E
BlueLinx (Current)	**$3.71**	**$130**	**$534**	**6.4x**	**37.1x**	**11.3x**	**NM**	**53.0x**
BlueLinx (Offer)	**3.40**	**119**	**523**	**6.3**	**36.3**	**11.1**	**NM**	**48.6**
BlueLinx (Pre-Announcement)	**2.51**	**88**	**492**	**5.9**	**34.2**	**10.4**	**NM**	**35.9**
Wood Products								
Ainsworth	$2.73	$276	$681	6.6x	22.8x	NM	NM	NM
Canfor	7.85	1,121	1,505	10.9	5.0	7.4	41.3	34.1
Louisiana-Pacific	7.28	950	1,279	5.2	10.9	7.6	NM	29.1
Norbord	11.53	507	879	3.9	6.8	4.9	14.5	10.2
Universal Forest Products	30.97	602	656	5.6	7.1	5.5	20.8	14.3
West Fraser	33.88	1,463	1,681	6.4	4.4	4.9	13.0	17.2
			Max	**10.9x**	**22.8x**	**7.6x**	**41.3x**	**34.1x**
			Mean	**6.4**	**9.5**	**6.1**	**22.4**	**21.0**
			Median	**6.0**	**7.0**	**5.5**	**17.6**	**17.2**
			Min	**3.9**	**4.4**	**4.9**	**13.0**	**10.2**
Distributors								
Beacon Roofing Supply[5]	$17.06	$788	$1,041		8.4x	6.8x	16.7x	12.8x
Builders FirstSource	2.14	207	252		NM	NM	NM	NM
CanWel Building	4.17	254	417		9.3	7.0	9.6	7.2
Huttig Building Products	1.01	24	76		NA	NA	NA	NA
Interline Brands	18.09	611	803		8.5	7.2	17.2	13.4
Simpson Manufacturing[6]	25.79	1,279	1,059		7.3	7.5	23.6	18.6
Watsco	55.71	1,813	1,914		15.3	12.1	22.3	17.4
			Max		**15.3x**	**12.1x**	**23.6x**	**18.6x**
			Mean		**9.7**	**8.1**	**17.9**	**13.9**
			Median		**8.5**	**7.2**	**17.2**	**13.4**
			Min		**7.3**	**6.8**	**9.6**	**7.2**

Source: Wall Street Research, Company Filings
Notes: Dollars in U.S. millions, except per share; Pricing as of 07/30/10; Based on most recent financials
(1) Enterprise Value = Market Value of Equity + Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities
(2) Mid-cycle EBITDA calculated as the simple average of the annual Adjusted EBITDA from 2004-2009
(3) Adjusted EBITDA = Operating Income + D&A (from Cash Flow Statement) + Stock-Based Compensation + non-recurring expenses
(4) Per Wall Street Research
(5) Beacon Roofing Supply's Adjusted EBITDA calendarized to a December 31 year end
(6) Share count as of first quarter 2010 used for market value

Citadel Securities
August 3, 2010 | 25

PRELIMINARY DRAFT – SUBJECT TO REVISION

Valuation Analysis Summary

Comparable Company Analysis

($ in millions, except per share data)	Financial Statistic [1]	Multiple Range		Enterprise Value		Equity Value		Per Share	
		Low	High	Low	High	Low	High	Low	High
Downside Case									
Wood Products Public Companies									
EV / '04 – '09 Mid-Cycle EBITDA	$82.9	5.0x	7.0x	$414.4	$580.2	$10.4	$176.2	$0.30	$5.03
EV / Fwd. '09–'15E Mid-Cycle EBITDA	64.4	5.0	7.0	321.8	450.5	(82.2)	46.5	(2.35)	1.33
EV / 2010E EBITDA	(1.4)	7.0	9.0	(9.6)	(12.4)	(413.7)	(416.4)	(11.82)	(11.90)
EV / 2011E EBITDA	11.1	5.5	7.5	60.9	83.1	(343.1)	(321.0)	(9.80)	(9.17)
Distribution Public Companies									
EV / 2010E EBITDA	($1.4)	7.5x	9.5x	($10.3)	($13.1)	($414.4)	($417.1)	($11.84)	($11.92)
EV / 2011E EBITDA	11.1	7.0	9.0	77.5	99.7	(326.5)	(304.4)	(9.33)	(8.70)
Implied Reference Range								**$0.00**	**$5.03**
Base Case									
Wood Products Public Companies									
EV / '04 – '09 Mid-Cycle EBITDA	$82.9	5.0x	7.0x	$414.4	$580.2	$10.4	$176.2	$0.30	$5.03
EV / Fwd. '09–'15E Mid-Cycle EBITDA	77.6	5.0	7.0	388.2	543.5	(15.8)	139.4	(0.45)	3.98
EV / 2010E EBITDA	8.5	7.0	9.0	59.2	76.1	(344.8)	(327.9)	(9.85)	(9.37)
EV / 2011E EBITDA	32.5	5.5	7.5	179.0	244.1	(225.1)	(160.0)	(6.43)	(4.57)
Distribution Public Companies									
EV / 2010E EBITDA	$8.5	7.5x	9.5x	$63.4	$80.4	($340.6)	($323.7)	($9.73)	($9.25)
EV / 2011E EBITDA	32.5	7.0	9.0	227.8	292.9	(176.2)	(111.2)	(5.04)	(3.18)
Implied Reference Range								**$0.00**	**$5.03**
Upside Case									
Wood Products Public Companies									
EV / '04 – '09 Mid-Cycle EBITDA	$82.9	5.0x	7.0x	$414.4	$580.2	$10.4	$176.2	$0.30	$5.03
EV / Fwd. '09–'15E Mid-Cycle EBITDA	89.4	5.0	7.0	447.1	626.0	43.1	222.0	1.23	6.34
EV / 2010E EBITDA	18.0	7.0	9.0	125.9	161.9	(278.1)	(242.1)	(7.94)	(6.92)
EV / 2011E EBITDA	47.2	5.5	7.5	259.3	353.7	(144.7)	(50.4)	(4.13)	(1.44)
Distribution Public Companies									
EV / 2010E EBITDA	$18.0	7.5x	9.5x	$134.9	$170.9	($269.1)	($233.1)	($7.69)	($6.66)
EV / 2011E EBITDA	47.2	7.0	9.0	330.1	424.4	(74.0)	20.4	(2.11)	0.58
Implied Reference Range								**$0.00**	**$6.34**

Note: As of 7/30/2010, cash (including restricted cash in escrow for mortgage liability), debt and fully diluted share count equal $44.8mm, $448.9mm and 35.0mm, respectively; per management

(1) Mid-cycle EBITDA calculated as the average of the annual EBITDA from 2004 - 2009. 2010E and 2011E EBITDA per management

Citadel Securities August 3, 2010 | 26

B. Precedent Transaction Analysis

PRELIMINARY DRAFT – SUBJECT TO REVISION

Precedent Transactions Analysis Overview

Citadel reviewed public information in two categories of transactions: merger and acquisition transactions involving building products distributors and wood products manufacturers with operating and financial characteristics similar to BlueLinx and determined the implied range of valuation multiples to calculate an estimated TEV for BlueLinx; and similar minority squeeze-out transactions using this data, Citadel determined the implied premia range to calculate an estimated Equity Value for BlueLinx

- In reviewing merger and acquisition transactions involving building products distributors and wood products manufacturers, Citadel computes the implied valuation multiples for each precedent transaction. Common valuation multiples included TEV (based on the total price paid for the transaction) as a multiple of Mid-cycle EBITDA
  - Citadel used TEV to Mid-cycle EBITDA multiples, as this is usually considered the most relevant valuation multiple for highly cyclical businesses like building materials distributors companies and wood product manufacturers
  - Citadel focused on valuation multiples based on Mid-cycle EBITDA computed as the average of annual EBITDA from 2004 to 2009 (for BlueLinx, adjusted for one-time charges including expenses on the Georgia-Pacific transactions and restructuring charges)
- Unlike the Comparable Company Analysis, the TEV derived using this methodology reflects a "control" premium (i.e., a premium paid to purchase a majority or controlling position in the assets of the company). This methodology generally produces higher valuations than the Comparable Company Analysis
  - Given lack of transfer of control, this is a less relevant methodology for evaluating this transaction
- In reviewing similar squeeze-out transactions, Citadel computes the implied premia paid on each target company's share price
  - The implied premia is based on the additional value paid above the target company's share price at dates prior to the announcement of the transaction
- Citadel believes that Precedent Transactions Analysis should not be entirely based on quantitative mechanics. Citadel, as a result, made qualitative judgments concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition

Citadel Securities August 3, 2010 | 28

PRELIMINARY DRAFT – SUBJECT TO REVISION Precedent Transactions Analysis 12/21/2006 Georgia-Pacific International Paper (Mills) (4) 237.0 NA NA 11/29/2006 West Fraser Timber International Paper (Mills) (5) 244.4 10.1 NA 01/19/2006 Canfor New South Companies (6) 206.5 5.9 NA 07/21/2004 West Fraser Timber Weldwood of Canada (7) 950.9 5.2 7.8 11/25/2003 Canfor Slocan Forest Products (8) 485.7 7.2 4.9 Max 135.2x 7.8x Mean 32.7 6.2 Median 7.2 5.9 Min 5.2 4.9 02/02/2006 JLL Partners & Warbug Pincus Builders FirstSource $1,045.1 6.1x 01/09/2006 Home Depot Hughes Supply 3,646.9 12.5 08/09/2005 Beacon Roofing Supply SDI Holding (9) 153.0 8.5 11/10/2004 CanWel Building Materials Sodisco-Howden Group 91.1 7.4 08/06/2004 Gulfside Supply Eagle Supply Group (10) 66.4 6.5 05/16/2003 Investor Group Wolohan Lumber 40.6 4.7 04/03/2003 Bradco Supply Wickes 193.1 17.0 02/11/2000 Guardian Industries Cameron Ashley Building Products 352.7 6.8 Max 17.0x Mean 8.7 Median 7.1 Min 4.7 Source: Wall Street Research, Company Filings Notes: Dollars in US millions, except per share (1) Enterprise Value = Offer price per share x Fully Diluted Shares Outstanding + Debt + Preferred Equity + Minority Interest -Cash and Marketable Securities (2) Adjusted EBITDA = Operating Income + D&A (from Cash Flow Statement) + Stock-Based Compensation + non-recurring expenses included in Operating Income (3) Mid-Cycle EBITDA calculated as the average EBITDA of 5-6 years prior to transaction announcement. (4) Implied Enterprise Value equal to transaction price. Source: Wall Street research (5) LTM Adj. EBITDA based on 2006 YTD data. Excludes synergies. Source: Wall Street research (6) Implied Enterprise Value equal to transaction price. Source: Wall Street research (7) Excludes synergies. Source: Wall Street research (8) LTM Adj. EBITDA based on 2003E Adj. EBITDA. Excludes synergies. Source: Wall Street research (9) Source: Wall Street research (10) Fiscal year end 6/30

PRELIMINARY DRAFT – SUBJECT TO REVISION

Precedent Minority Squeeze-Out Transactions (>30%)

Tansaction Date						Offer Premium Prior to Target Stock Price			
Announced	Effective	Target Name	Acquiror Name	Transaction Value ($mm)	% Acquired	1 Day	1 Week	4 Weeks	Final % Increase
06/02/10	Pending	Gerdau Ameristeel Corp	Gerdau Steel North America Inc	$1,607	33.7%	52.6%	55.9%	60.8%	0.0%
09/09/09	Pending	Landry's Restaurants Inc	Tilman J Fertitta	178	44.9%	125.6%	152.3%	154.7%	66.1%
07/29/09	12/17/09	OSG America LP	Overseas Shipholding Group Inc	72	46.7%	41.4%	56.5%	52.1%	28.1%
07/13/09	12/21/09	iBasis Inc	Koninklijke KPN NV	95	44.0%	130.8%	136.2%	129.0%	93.5%
08/12/08	11/04/08	UnionBanCal Corp	Bank of Tokyo-Mitsubishi UFJ	3,707	34.6%	26.3%	28.6%	103.0%	16.7%
07/21/08	03/26/09	Genentech Inc	Roche Holding AG	46,695	44.3%	16.1%	26.0%	28.1%	6.7%
03/10/08	01/02/09	Nationwide Finl Svcs Inc	Nationwide Mutual Insurance Co	2,450	33.5%	37.8%	28.7%	28.7%	10.7%
10/23/07	05/09/08	Waste Industries USA Inc	Investor Group	272	49.0%	33.5%	40.9%	31.5%	3.4%
07/17/07	04/15/08	Alfa Corp	Investor Group	890	45.2%	44.7%	44.9%	31.5%	25.0%
06/21/07	12/21/07	Fun Technologies Inc	Liberty Media Corp	97	47.0%	4.7%	9.2%	22.9%	0.1%
06/06/07	10/31/07	OCPI	Oplink Communications Inc	79	41.9%	10.7%	10.0%	10.0%	0.0%
06/01/07	02/26/08	Nurun Inc	Quebecor Media Inc	70	44.0%	31.9%	33.8%	35.7%	10.7%
02/26/07	08/15/07	St Lawrence Cement Grp Inc	Holcim Ltd	584	36.6%	33.5%	45.9%	49.0%	8.1%
11/20/06	04/20/07	TD Banknorth Inc	Toronto-Dominion Bank	3,232	43.0%	6.5%	8.4%	7.1%	0.0%
10/09/06	06/22/07	NetRatings Inc	VNU NV	378	39.5%	44.1%	45.0%	46.1%	31.3%
07/08/05	03/22/06	Cruzan International Inc	Absolut Spirits Co Inc	58	32.3%	12.5%	9.1%	8.7%	0.0%
07/01/05	10/28/05	Tipperary Corp	Santos Ltd	140	45.5%	18.9%	16.1%	36.3%	0.3%
02/21/05	07/26/05	Eon Labs Inc	Novartis AG	933	32.5%	11.0%	7.8%	23.5%	0.0%
08/02/04	12/08/04	Cox Communications Inc	Cox Enterprises Inc	8,390	37.8%	26.0%	24.6%	25.2%	8.6%
02/19/02	04/11/02	Travelocity.com Inc	Sabre Holdings Corp	447	30.0%	45.8%	40.3%	22.5%	21.7%
06/06/01	12/13/01	Liberty Financial Cos Inc	Liberty Mutual Insurance Co	536	30.0%	24.8%	40.1%	40.4%	0.0%
05/14/01	10/31/01	Agency.com Ltd	Seneca Investments LLC	54	34.3%	63.4%	45.0%	161.7%	11.7%
12/14/00	08/31/01	NPC International Inc	O Gene Bicknell	94	35.0%	11.3%	6.8%	32.0%	1.3%
10/27/00	03/16/01	Azurix Corp	Enron Corp	330	33.1%	135.1%	135.1%	135.1%	0.0%
07/24/00	01/11/01	Phoenix Investment Partners	Phoenix Home Life Mutual	430	41.0%	44.0%	40.0%	62.6%	26.0%
04/24/00	07/17/00	Cherry Corp	Investor Group	131	48.9%	103.1%	109.1%	70.3%	40.8%
04/07/00	05/22/00	Monarch Development Corp	Taylor Woodrow PLC	142	45.0%	50.0%	56.3%	66.7%	0.0%
01/31/00	04/20/00	Thermo BioAnalysis	Thermo Instrument Systems Inc	168	29.9%	51.4%	55.6%	53.4%	0.0%
01/19/00	02/09/00	Trigen Energy Corp	Elyo	159	47.0%	38.2%	42.4%	31.9%	0.0%
01/19/00	04/19/00	Conning Corp	Metropolitan Life Insurance Co	74	39.0%	15.6%	38.9%	52.1%	19.0%
			Max	**$46,695**	**49.0%**	**135.1%**	**152.3%**	**161.7%**	**93.5%**
			Mean	**2,416**	**39.6%**	**43.0%**	**46.3%**	**53.8%**	**14.3%**
			Median	**225**	**40.3%**	**35.6%**	**40.2%**	**38.4%**	**7.4%**
			Min	**54**	**29.9%**	**4.7%**	**6.8%**	**7.1%**	**0.0%**
07/22/10[1]	**Pending**	**BlueLinx Holdings Inc.**	**Cerberus**	**$50**	**44.6%**	**35.5%**	**19.3%**	**10.7%**	**NA**

Source: SDC

Note: Transactions criteria include minimum deal value of $50.0mm, greater than 30% acquired, target nationality U.S. or Canada, announcement date since 2000 and 100% cash acquisitions

(1) Transaction percentage acquired equals the percent of shares Cerberus does not currently own

Citadel Securities August 3, 2010 | 30

PRELIMINARY DRAFT – SUBJECT TO REVISION Valuation Analysis Summary ($ in millions, except per share data) Multiple Range Enterprise Value Equity Value Per Share Estimate (1) Low High Low High Low High Low High Wood Products Mid-Cycle EBITDA $82.9 5.0x 7.0x $414.4 $580.2 $10.4 $176.2 $0.30 $5.03 LTM EBITDA 0.0 6.0 8.0 0.2 0.2 (403.9) (403.8) (11.54) (11.54) Distribution LTM EBITDA 0.0 6.0 8.0 0.2 0.2 (403.9) (403.8) (11.54) (11.54) Date Range Stock Price Premium Range Low High Implied Share Price Low High 7/21/2010 One Day $2.51 35.0% 45.0% $3.39 $3.64 7/15/2010 One Week 2.85 40.0% 45.0% 3.99 4.13 6/22/2010 One Month 3.07 40.0% 50.0% 4.30 4.61 Note: As of 7/30/2010, cash (including restricted cash in escrow for mortgage liability), debt and fully diluted share count equal $44.8mm, $448.9mm and 35.0mm, respectively; per management (1) Mid-cycle EBITDA calculated as the average EBITDA from 2004 -2009

C. Discounted Cash Flow Analysis

PRELIMINARY DRAFT – SUBJECT TO REVISION

Discounted Cash Flow Analysis Overview

Citadel conducted a DCF Analysis to estimate the TEV of BlueLinx based on the net present value (NPV) of projected unlevered free cash flows over a given forecast period

- The discounted cash flow methodology reflects a company's projected future earnings and financial performance
- Management Projections dated July 30, 2010 (2010E – 2015E) are the bases of the DCF analysis
  - 2010E cash flows equal 2010 management projections less 1H 2010 actuals
- "Unlevered Free Cash Flow" for purposes of a DCF analysis means the difference between cash inflows and cash outflows from operating activities reduced by cash taxes paid and capital expenditures, and adjusted for changes in net working capital. The future unlevered free cash flows are discounted by the weighted average cost of capital – or WACC – to derive a present value of such cash flows
- The present value of BlueLinx's cash flow from July 1, 2010 to December 31, 2015 was calculated by discounting the unlevered free cash flows at various WACC rates ranging from 8.0% - 10.0% to address the risk in BlueLinx's future cash flows
  - The WACC is computed using a weighted cost of equity derived under the Capital Asset Pricing Model (CAPM) and a weighted after-tax cost of debt
    - The cost of equity assumes the risk free rate of 3.5% (10 year US treasury rate), a Beta of 1.55 (quantitative measure of BlueLinx's volatility relative to the market) and a range of market risk premia
    - The after-tax cost of debt assumes an effective tax rate of 39.0% and a cost of debt of 5.4% (weighted average interest rate on BlueLinx existing revolving credit facility and mortgage debt) as provided by Management
- The terminal value, based on Citadel's analysis, represents roughly 60% - 65% of the total DCF value
  - Citadel applied a range of 5.0x – 7.0x on Mid-cycle EBITDA to estimate the terminal value which was then discounted by the WACC to derive the present value of Citadel's terminal value
  - Mid-cycle EBITDA calculated as the average EBITDA for the periods 2009A through 2015E

Citadel Securities August 3, 2010 | 33

PRELIMINARY DRAFT – SUBJECT TO REVISION

Discounted Cash Flow Analysis

Downside Case

Discounted Free Cash Flow Analysis

	Mid Cycle EBITDA '09-'15E	2009A	2010E	2H 2010	2011E	2012E	2013E	2014E	2015E	CAGR '10E-'15E
		Fiscal year Ending December 31,								
Total Revenues		$1,646.1	$1,857.3	$885.4	$2,230.1	$2,851.2	$3,426.2	$4,033.2	$4,705.4	*20.4%*
% Growth		*(40.8%)*	*12.8%*	*NA*	*20.1%*	*27.9%*	*20.2%*	*17.7%*	*16.7%*	
EBITDA (1)	$64.4	($21.1)	($1.4)	($4.8)	$11.1	$48.9	$89.2	$137.2	$186.7	*NA*
% Growth		*NM*	*NM*	*NA*	*NM*	*341.3%*	*82.5%*	*53.9%*	*36.0%*	
% Margin		*(1.3%)*	*(0.1%)*	*NA*	*0.5%*	*1.7%*	*2.6%*	*3.4%*	*4.0%*	
Less: Income Taxes (2)			-	-	-	-	-	($13.3)	($52.2)	
Less: Capital Expenditures			(5.2)	(3.9)	(10.0)	(10.0)	(12.0)	(12.0)	(12.0)	
Less: Working Capital Investment (3)			(34.4)	45.8	4.9	(46.1)	(30.2)	(58.0)	(48.2)	
Unlevered Free Cash Flow			($40.9)	$37.1	$6.0	($7.2)	$47.0	$53.9	$74.3	

Terminal Multiple & Discount Rate Sensitivities

Discount Rate	Discounted Cash Flows (4) 2H '10E - '15E	+	PV of Terminal Value at Various Mid-Cycle EBITDA Exit Multiples (5) (6) 5.0x	6.0x	7.0x	=	Total Enterprise Value at Various Mid-Cycle EBITDA Exit Mult. (5) 5.0x	6.0x	7.0x
8.0%	$157.0		$219.0	$262.8	$306.6		$376.1	$419.9	$463.7
8.5%	154.6	+	214.0	256.8	299.6	=	368.7	411.5	454.3
9.0%	152.3		209.2	251.0	292.8		361.4	403.3	445.1
9.5%	150.0		204.4	245.3	286.2		354.4	395.3	436.2
10.0%	147.8		199.8	239.8	279.7		347.6	387.5	427.5

Discount Rate	Less Net Debt (7) @ 7/3/2010	=	Equity Value at Various Mid-Cycle EBITDA Exit Mult. (5) 5.0x	6.0x	7.0x	=	Implied Price Per Share at Various Mid-Cycle EBITDA Exit Mult. (5) 5.0x	6.0x	7.0x
8.0%	$421.1		($45.0)	($1.2)	$42.6		($1.29)	($0.03)	$1.22
8.5%	421.1	=	(52.4)	(9.6)	33.2	=	(1.50)	(0.27)	0.95
9.0%	421.1		(59.6)	(17.8)	24.0		(1.70)	(0.51)	0.69
9.5%	421.1		(66.7)	(25.8)	15.1		(1.90)	(0.74)	0.43
10.0%	421.1		(73.5)	(33.5)	6.4		(2.10)	(0.96)	0.18

Source: Company filings and Management
(1) 2009A adjusted to include Pension Expense and excludes one time charges; gain on sale of assets and gain from terminating the Georgia-Pacific supply agreement
(2) Excludes tax refund in 2010 and includes cash impact after NOL carry forwards per Company
(3) Working capital excludes bank overdrafts
(4) Assumes mid-year convention for discounting projection period cash flows
(5) Terminal value based upon Mid-cycle EBITDA multiple
(6) Present value adjusted for fair value of swap agreement of $6.2mm as of 7/3/10
(7) Net debt at 7/30/10 is calculated as the sum of current debt, bank overdrafts, capital leases and unfunded pension liability less unrestricted cash and restricted cash in escrow for mortgage liability

Citadel Securities August 3, 2010 | 34

PRELIMINARY DRAFT – SUBJECT TO REVISION

Discounted Cash Flow Analysis

Base Case

Discounted Free Cash Flow Analysis

	Mid-Cycle EBITDA '09-'15E	2009A	2010E	2H 2010	2011E	2012E	2013E	2014E	2015E	CAGR '10E-'15E
		Fiscal year Ending December 31,								
Total Revenues		$1,646.1	$1,939.0	$967.2	$2,537.7	$3,009.6	$3,670.9	$4,201.3	$4,873.5	*20.2%*
% Growth		*(40.8%)*	*17.8%*	*NA*	*30.9%*	*18.6%*	*22.0%*	*14.4%*	*16.0%*	
EBITDA [1]	$77.6	($21.1)	$8.5	$5.0	$32.5	$61.7	$108.5	$151.9	$201.6	*88.6%*
% Growth		*NM*	*NM*	*NA*	*284.7%*	*89.5%*	*75.9%*	*40.0%*	*32.8%*	
% Margin		*(1.3%)*	*0.4%*	*NA*	*1.3%*	*2.0%*	*3.0%*	*3.6%*	*4.1%*	
Less: Income Taxes [2]			-	-	-	-	($4.1)	($40.2)	($58.9)	
Less: Capital Expenditures			(5.2)	(3.9)	(10.0)	(10.0)	(12.0)	(12.0)	(12.0)	
Less: Working Capital Investment [3]			(34.4)	45.8	(22.0)	(29.8)	(35.6)	(52.8)	(48.2)	
Unlevered Free Cash Flow			**($31.1)**	**$46.9**	**$0.6**	**$21.9**	**$56.7**	**$46.9**	**$82.5**	

Terminal Multiple & Discount Rate Sensitivities

Discount Rate	Discounted Cash Flows [4] 2H '10E - '15E	+	PV of Terminal Value at Various Mid-Cycle EBITDA Exit Multiples [5] [6] 5.0x	6.0x	7.0x	=	Total Enterprise Value at Various Mid-Cycle EBITDA Exit Mult. [5] 5.0x	6.0x	7.0x
8.0%	$194.8		$264.2	$317.0	$369.9		$459.0	$511.9	$564.7
8.5%	192.0	+	258.2	309.8	361.4	=	450.2	501.9	553.5
9.0%	189.3		252.3	302.8	353.2		441.7	492.1	542.6
9.5%	186.7		246.6	295.9	345.2		433.3	482.6	531.9
10.0%	184.1		241.0	289.3	337.5		425.2	473.4	521.6

Discount Rate	Less Net Debt [7] @ 7/3/2010	=	Equity Vaue at Various Mid-Cycle EBITDA Exit Mult. [5] 5.0x	6.0x	7.0x	=	Implied Price Per Share at Various Mid-Cycle EBITDA Exit Mult. [5] 5.0x	6.0x	7.0x
8.0%	$421.1		$37.9	$90.8	$143.6		$1.08	$2.59	$4.10
8.5%	421.1	=	29.1	80.8	132.4	=	0.83	2.31	3.78
9.0%	421.1		20.6	71.0	121.5		0.59	2.03	3.47
9.5%	421.1		12.2	61.5	110.9		0.36	1.76	3.17
10.0%	421.1		4.1	52.3	100.5		0.12	1.49	2.87

Source: Company filings and Management
(1) 2009A adjusted to include Pension Expense and excludes one time charges; gain on sale of assets and gain from terminating the Georgia-Pacific supply agreement
(2) Excludes tax refund in 2010 and includes cash impact after NOL carry forwards per Company
(3) Working capital excludes bank overdrafts
(4) Assumes mid-year convention for discounting projection period cash flows
(5) Terminal value based upon Mid-cycle EBITDA multiple
(6) Present value adjusted for fair value of swap agreement of $6.2mm as of 7/3/10
(7) Net debt at 7/30/10 is calculated as the sum of current debt, bank overdrafts, capital leases and unfunded pension liability less unrestricted cash and restricted cash in escrow for mortgage liability

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PRELIMINARY DRAFT – SUBJECT TO REVISION

Discounted Cash Flow Analysis

Upside Case

Discounted Free Cash Flow Analysis

	Mid Cycle EBITDA '09-'15E	2009A	2010E	2H 2010	2011E	2012E	2013E	2014E	2015E	CAGR '10E-'15E
		Fiscal year Ending December 31,								
Total Revenues		$1,646.1	$2,018.8	$1,046.9	$2,768.4	$3,168.0	$3,915.6	$4,369.3	$5,041.5	*20.1%*
% Growth		*(40.8%)*	*22.6%*	*NA*	*37.1%*	*14.4%*	*23.6%*	*11.6%*	*15.4%*	
EBITDA [1]	$89.4	($21.1)	$18.0	$14.6	$47.2	$72.3	$127.0	$166.0	$216.7	*64.5%*
% Growth		*NM*	*NM*	*NA*	*162.1%*	*53.3%*	*75.7%*	*30.7%*	*30.5%*	
% Margin		*(1.3%)*	*0.9%*	*1.4%*	*1.7%*	*2.3%*	*3.2%*	*3.8%*	*4.3%*	
Less: Income Taxes [2]			-	-	-	-	($27.0)	($46.2)	($65.7)	
Less: Capital Expenditures			(5.2)	(3.9)	(10.0)	(10.0)	(12.0)	(12.0)	(12.0)	
Less: Working Capital Investment [3]			(34.4)	45.8	(37.6)	(24.7)	(47.1)	(42.6)	(48.2)	
Unlevered Free Cash Flow			($21.6)	$56.4	($0.5)	$37.7	$41.0	$65.2	$90.7	

Terminal Multiple & Discount Rate Sensitivities

Discount Rate	Discounted Cash Flows [4] 2H '10E - '15E		PV of Terminal Value at Various Mid-Cycle EBITDA Exit Multiples [5] [6] 5.0x	6.0x	7.0x		Total Enterprise Value at Various Mid-Cycle EBITDA Exit Mult. [5] 5.0x	6.0x	7.0x
8.0%	$223.2	+	$304.3	$365.2	$426.0	=	$527.6	$588.4	$649.3
8.5%	220.1	+	297.4	356.8	416.3	=	517.5	577.0	636.5
9.0%	217.1	+	290.6	348.7	406.9	=	507.7	565.9	624.0
9.5%	214.2	+	284.0	340.8	397.7	=	498.2	555.0	611.8
10.0%	211.3	+	277.6	333.2	388.7	=	488.9	544.4	600.0

Discount Rate	Less Net Debt [7] @ 7/3/2010		Equity Value at Various Mid-Cycle EBITDA Exit Mult. [5] 5.0x	6.0x	7.0x		Implied Price Per Share at Various Mid-Cycle EBITDA Exit Mult. [5] 5.0x	6.0x	7.0x
8.0%	$421.1	=	$106.5	$167.3	$228.2	=	$3.04	$4.78	$6.52
8.5%	421.1	=	96.4	155.9	215.4	=	2.75	4.45	6.15
9.0%	421.1	=	86.6	144.8	202.9	=	2.48	4.14	5.80
9.5%	421.1	=	77.1	133.9	190.7	=	2.20	3.83	5.45
10.0%	421.1	=	67.8	123.4	178.9	=	1.94	3.52	5.11

Source: Company filings and Management

(1) 2009A adjusted to include Pension Expense and excludes one time charges; gain on sale of assets and gain from terminating the Georgia-Pacific supply agreement

(2) Excludes tax refund in 2010 and includes cash impact after NOL carry forwards per Company

(3) Working capital excludes bank overdrafts

(4) Assumes mid-year convention for discounting projection period cash flows

(5) Terminal value based upon Mid-cycle EBITDA multiple

(6) Present value adjusted for fair value of swap agreement of $6.2mm as of 7/3/10

(7) Net debt at 7/30/10 is calculated as the sum of current debt, bank overdrafts, capital leases and unfunded pension liability less unrestricted cash and restricted cash in escrow for mortgage liability

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PRELIMINARY DRAFT – SUBJECT TO REVISION

Weighted Average Cost of Capital

WACC Analysis	Low	High
Cost of Equity		
U.S. Risk Free Rate (10 year U.S. Treasury)	3.5%	3.5%
Equity Market Risk Premium (1)	5.5%	7.5%
Small Cap Risk Premium (2)	4.0%	4.0%
Barra Beta (3)	1.55	1.55
Cost of Equity	16.0%	19.1%
Cost of Debt		
Weighted Average Cost of Debt (Pre-tax) (4)	5.4%	5.4%
Effective Marginal Tax Rate	39.0%	39.0%
Weighted Average Cost of Debt (After-tax)	3.3%	3.3%
Debt/Capitalization (Market)	70.0%	50.0%
WACC	7.1%	11.2%

Company Name	Debt / Total Cap	Cost of Debt
Wood Products		
Canfor Corp.	22.8%	6.5%
Norbord, Inc.	46.0%	6.9%
Louisiana-Pacific Corp.	44.7%	8.7%
Universal Forest Products Inc.	10.2%	4.9%
West Fraser Timber Co. Ltd.	17.6%	6.1%
Ainsworth Lumber Co. Ltd.	65.7%	5.7%
Median	**33.7%**	**6.3%**
Mean	**34.5%**	**6.4%**
Distributors		
Interline Brands Inc.	33.2%	5.9%
CanWel Building Materials Group Ltd.	39.2%	5.9%
Builders FirstSource, Inc.	45.0%	11.6%
Huttig Building Products Inc.	68.8%	1.7%
Beacon Roofing Supply Inc.	30.3%	NA
Watsco Inc.	NA	NA
Simpson Manufacturing Co., Inc.	NA	NA
Median	**39.2%**	**5.9%**
Mean	**43.3%**	**6.3%**
Total		
Median	**39.2%**	**6.0%**
Mean	**38.5%**	**6.4%**
BlueLinx (5)	**78.0%**	

Source: Company filings, Bloomberg, Barra Beta, and Management
Note: Debt includes mortgage debt, revolving credit facility, unfunded pension liabilities and capital leases as available
(1) Source: Ibbotson Associates, SBBI 2009 Yearbook, Market Results for 1926-2009. Long-horizon expected equity risk premium. Large company stock total returns minus intermediate-term government bond income returns
(2) Source: Ibbotson Associates, SBBI 2009 Yearbook, Market Results for 1926-2009. Equals 3.99% and 1.85% for market capitalization ranges of $1.0 - $431.3mm and $432.2 - $1,600.2mm, respectively
(3) Source: Barra long term version local predicted beta
(4) Excludes unfunded pension liabilities; Revolver interest rate used is weighted average calculation per Management
(5) Debt includes mortgage debt, revolving credit facility, unfunded pension liabilities and capital leases and excludes bank overdraft as available

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Appendix

PRELIMINARY DRAFT – SUBJECT TO REVISION

Management Projections: Downside Case

($ in millions)	Fiscal Year Ended December 31,						
	2009A	2010E	2011E	2012E	2013E	2014E	2015E
Housing Starts ('000s)	554	575	725	900	1,050	1,200	1,400
% Growth	*(38.9%)*	*3.8%*	*26.1%*	*24.1%*	*16.7%*	*14.3%*	*16.7%*
Revenue / Incremental Start	$2.97	$3.23	$3.08	$3.17	$3.26	$3.36	$3.36
Total Revenue	$1,646.1	$1,857.3	$2,230.1	$2,851.2	$3,426.2	$4,033.2	$4,705.4
% Growth	*(40.8%)*	*12.8%*	*20.1%*	*27.9%*	*20.2%*	*17.7%*	*16.7%*
Gross Profit	$193.2	$222.5	$262.0	$335.0	$402.6	$473.9	$552.9
Margin %	*11.7%*	*12.0%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*
EBITDA	$0.2	($1.4)	$11.1	$48.9	$89.2	$137.2	$186.7
Margin %	*0.0%*	*NM*	*0.5%*	*1.7%*	*2.6%*	*3.4%*	*4.0%*
Operating Expenses	$237.5	$241.1	$263.6	$298.0	$326.3	$351.3	$382.5
% of Sales	*14.4%*	*13.0%*	*11.8%*	*10.5%*	*9.5%*	*8.7%*	*8.1%*
Operating Income	($44.3)	($18.6)	($1.5)	$37.0	$76.3	$122.6	$170.4
Margin %	*NM*	*NM*	*NM*	*1.3%*	*2.2%*	*3.0%*	*3.6%*
Non-Operating Inc/(Exp)	$27.5	$3.6	-	-	-	-	-
Interest Expense	40.1	31.5	33.0	33.0	35.6	36.3	36.5
Income Before Taxes	(56.9)	(46.6)	(34.5)	4.0	40.7	86.4	133.9
Margin %	*NM*	*NM*	*NM*	*0.1%*	*1.2%*	*2.1%*	*2.8%*
Taxes	$4.8	-	-	-	-	$13.3	$52.2
Net Income	(61.7)	(46.6)	(34.5)	4.0	40.7	73.1	81.7
Margin %	*NM*	*NM*	*NM*	*0.1%*	*1.2%*	*1.8%*	*1.7%*
Sales Headcount	598	619	638	669	695	714	724
Capex	$1.8	$5.2	$10.0	$10.0	$12.0	$12.0	$12.0
Working Capital Investment (1)	(11.7)	20.6	1.6	46.1	30.2	58.0	48.2
Free Cash Flow (2)	(21.7)	(34.9)	(30.3)	(40.2)	11.4	17.7	37.8
Cash	29.5	10.0	19.0	20.0	25.0	25.0	25.0
Debt	341.7	383.4	430.5	471.9	465.7	448.3	443.8

Source: Company Management

(1) Working capital calculated as the year-over-year change in current assets minus current liabilities. Current assets include Accounts receivable, Inventory, Deferred tax assets and Other current assets. Current liabilities include Accounts payable, Bank overdrafts, Accrued compensation, Long-term debt, Current debt (2008 only), and Other current liabilities

(2) Free cash flow calculated as EBITDA less interest, non-cash interest, taxes, and change in working capital

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PRELIMINARY DRAFT – SUBJECT TO REVISION

Management Projections: Base Case

($ in millions)	Fiscal Year Ended December 31,						
	2009A	2010E	2011E	2012E	2013E	2014E	2015E
Housing Starts ('000s)	554	601	825	950	1,125	1,250	1,450
% Growth	*(38.9%)*	*8.5%*	*37.3%*	*15.2%*	*18.4%*	*11.1%*	*16.0%*
Revenue / Incremental Start	$2.97	$3.23	$3.08	$3.17	$3.26	$3.36	$3.36
Total Revenue	$1,646.1	$1,939.0	$2,537.7	$3,009.6	$3,670.9	$4,201.3	$4,873.5
% Growth	*(40.8%)*	*17.8%*	*30.9%*	*18.6%*	*22.0%*	*14.4%*	*16.0%*
Gross Profit	$193.2	$232.3	$298.2	$353.6	$431.3	$493.6	$572.6
Margin %	*11.7%*	*12.0%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*
EBITDA	$0.2	$8.5	$32.5	$61.7	$108.5	$151.9	$201.6
Margin %	*0.0%*	*0.4%*	*1.3%*	*2.0%*	*3.0%*	*3.6%*	*4.1%*
Operating Expenses	$237.5	$241.1	$278.2	$303.9	$335.8	$356.4	$387.3
% of Sales	*14.4%*	*12.4%*	*11.0%*	*10.1%*	*9.1%*	*8.5%*	*7.9%*
Operating Income	($44.3)	($8.8)	$19.9	$49.8	$95.6	$137.3	$185.3
Margin %	*NM*	*NM*	*0.8%*	*1.7%*	*2.6%*	*3.3%*	*3.8%*
Non-Operating Inc/(Exp)	$27.5	$3.6	-	-	-	-	-
Interest Expense	40.1	34.2	32.8	32.6	33.9	34.3	34.4
Income Before Taxes	(56.9)	(39.4)	(12.9)	17.1	61.6	103.0	151.0
Margin %	*NM*	*NM*	*NM*	*0.6%*	*1.7%*	*2.5%*	*3.1%*
Taxes	$4.8	-	-	-	$4.1	$40.2	$58.9
Net Income	(61.7)	(39.4)	(12.9)	17.1	57.5	62.8	92.1
Margin %	*NM*	*NM*	*NM*	*0.6%*	*1.6%*	*1.5%*	*1.9%*
Sales Headcount	598	619	638	669	695	714	724
Capex	$1.8	$5.2	$10.0	$10.0	$12.0	$12.0	$12.0
Working Capital Investment (1)	(11.7)	20.6	28.5	29.8	35.6	52.8	48.2
Free Cash Flow (2)	(21.7)	(25.0)	(45.2)	(10.7)	22.8	12.6	48.2
Cash	29.5	10.0	19.0	20.0	25.0	25.0	25.0
Debt	341.7	373.4	435.3	447.3	431.4	422.8	407.7

Source: Company Management

(1) Working capital calculated as the year-over-year change in current assets minus current liabilities. Current assets include Accounts receivable, Inventory, Deferred tax assets and Other current assets. Current liabilities include Accounts payable, Bank overdrafts, Accrued compensation, Long-term debt, Current debt (2008 only), and Other current liabilities

(2) Free cash flow calculated as EBITDA less interest, non-cash interest, taxes, and change in working capital

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PRELIMINARY DRAFT – SUBJECT TO REVISION

Management Projections: Upside Case

($ in millions)	Fiscal Year Ended December 31,						
	2009A	2010E	2011E	2012E	2013E	2014E	2015E
Housing Starts ('000s)	554	625	900	1,000	1,200	1,300	1,500
% Growth	*(38.9%)*	*12.8%*	*44.0%*	*11.1%*	*20.0%*	*8.3%*	*15.4%*
Revenue / Incremental Start	$2.97	$3.23	$3.08	$3.17	$3.26	$3.36	$3.36
Total Revenue	$1,646.1	$2,018.8	$2,768.4	$3,168.0	$3,915.6	$4,369.3	$5,041.5
% Growth	*(40.8%)*	*22.6%*	*37.1%*	*14.4%*	*23.6%*	*11.6%*	*15.4%*
Gross Profit	$193.2	$241.8	$325.3	$372.2	$460.1	$513.4	$592.4
Margin %	*11.7%*	*12.0%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*
EBITDA	$0.2	$18.0	$47.2	$72.3	$127.0	$166.0	$216.7
Margin %	*0.0%*	*0.9%*	*1.7%*	*2.3%*	*3.2%*	*3.8%*	*4.3%*
Operating Expenses	$237.5	$241.1	$290.7	$311.8	$345.9	$362.0	$392.0
% of Sales	*14.4%*	*11.9%*	*10.5%*	*9.8%*	*8.8%*	*8.3%*	*7.8%*
Operating Income	($44.3)	$0.7	$34.6	$60.4	$114.1	$151.4	$200.4
Margin %	*NM*	*0.0%*	*1.2%*	*1.9%*	*2.9%*	*3.5%*	*4.0%*
Non-Operating Inc/(Exp)	$27.5	$3.6	-	-	-	-	-
Interest Expense	40.1	31.4	32.5	31.8	32.8	33.0	31.8
Income Before Taxes	(56.9)	(27.0)	2.1	28.6	81.3	118.4	168.5
Margin %	*NM*	*NM*	*0.1%*	*0.9%*	*2.1%*	*2.7%*	*3.3%*
Taxes	$4.8	-	-	-	27.0	$46.2	$65.7
Net Income	(61.7)	(27.0)	2.1	28.6	54.4	72.2	102.8
Margin %	*NM*	*NM*	*0.1%*	*0.9%*	*1.4%*	*1.7%*	*2.0%*
Sales Headcount	598	619	669	695	714	720	724
Capex	$1.8	$5.2	$10.0	$10.0	$12.0	$12.0	$12.0
Working Capital Investment (1)	(11.7)	20.6	44.1	24.7	47.1	42.6	48.2
Free Cash Flow (2)	(21.7)	(15.4)	(45.9)	5.8	8.2	32.2	58.9
Cash	29.5	10.0	19.0	20.0	25.0	25.0	25.0
Debt	341.7	363.8	426.2	421.3	419.9	391.5	365.4

Source: Company Management

(1) Working capital calculated as the year-over-year change in current assets minus current liabilities. Current assets include Accounts receivable, Inventory, Deferred tax assets and Other current assets. Current liabilities include Accounts payable, Bank overdrafts, Accrued compensation, Long-term debt, Current debt (2008 only), and Other current liabilities

(2) Free cash flow calculated as EBITDA less interest, non-cash interest, taxes, and change in working capital

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